OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Westamerica Bancorporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1108 Fifth Avenue

San Rafael, California 94901

March 19, 2007

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Westamerica Bancorporation. It will be held at 11:00 a.m. Pacific Time on Thursday, April 26, 2007, at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California as stated in the formal notice accompanying this letter. We hope you will plan to attend.

At the Annual Meeting, the Shareholders will be asked to elect Directors and to conduct any other business that properly comes before the Annual Meeting.

In order to ensure your shares are voted at the Annual Meeting, you can vote through the Internet, by telephone or by mail. Instructions regarding Internet and telephone voting are included on the Proxy Card. If you elect to vote by mail, please sign, date and return the Proxy Card in the accompanying postage-paid envelope. The Proxy Statement explains more about voting. If you attend the Annual Meeting, you may vote in person even though you previously voted your proxy.

We look forward to seeing you at the Annual Meeting on Thursday, April 26, 2007, at the Fairfield Center for Creative Arts.

Sincerely,

DAVID L. PAYNE
Chairman of the Board, President and Chief Executive Officer

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time

Thursday, April 26, 2007, at 11:00 a.m. Pacific Time

Place

Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California

Items of Business

1. To elect nine Directors to serve until the 2008 Annual Meeting of Shareholders; and

2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Who Can Vote?

Shareholders of record at the close of business on February 26, 2007 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Admission to the Meeting

Admission to the Meeting will require a ticket. If you are a Shareholder of record and plan to attend, please check the appropriate box on the Proxy Card and an admission ticket will be mailed to you. If you are a Shareholder whose shares are held through an intermediary, such as a bank or broker, and you plan to attend, please request a ticket by writing to the Shareholder Relations Department A-2B, Westamerica Bancorporation, P.O. Box 1250, Suisun City, California 94585-1250. Evidence of your ownership, which you can obtain from your bank, broker or other intermediary, must accompany your letter.

Annual Report

Westamerica Bancorporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 is enclosed. The Annual Report contains financial and other information about the activities of Westamerica Bancorporation, but does not constitute a part of the proxy soliciting materials.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine
VP/Corporate Secretary

Dated: March 19, 2007

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY TELEPHONE OR THE INTERNET USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

PROXY STATEMENT

March 19, 2007

GENERAL

This Proxy Statement and the accompanying Proxy Card are being mailed to Shareholders of Westamerica Bancorporation (“Westamerica” or the “Corporation”) beginning on or about March 19, 2007. The Westamerica Board of Directors is soliciting proxies to be used at the 2007 Annual Meeting of Westamerica Shareholders, which will be held at 11:00 a.m. Pacific Time, Thursday, April 26, 2007, or at any adjournment or postponement of the Meeting. Proxies are solicited to give all Shareholders of record (“Record Holder”) an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted on at the Annual Meeting.

Voting Information

Who Can Vote. You are entitled to vote if you were a Record Holder of Westamerica common stock as of the close of business on February 26, 2007. Your shares can be voted at the Meeting only if you are present or represented by a valid proxy. If your shares of common stock are held by a bank, broker or other nominee in “street name,” you are a “beneficial owner” and will receive voting instructions from the bank, broker or other nominee (including instructions, if any, on how to vote by telephone or through the Internet). You must follow these instructions in order to have your shares voted. To be able to vote in person at the Annual Meeting, beneficial owners must obtain and bring to the Annual Meeting a proxy from the institution that holds your shares, indicating that you were the beneficial owner of the shares on February 26, 2007, the Record Date for voting.

Proxy Card. The Board has designated Arthur C. Latno, Jr., Ronald A. Nelson and Edward B. Sylvester to serve as Proxies for the Annual Meeting. As Proxies, they will vote the shares represented by proxies at the Annual Meeting. If you sign, date and return your Proxy Card but do not specify how to vote your shares, they will be voted by the Proxies in favor of the election of all of the Director nominees. The Proxies will also have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Meeting that we did not have notice of by February 3, 2007.

Quorum and Shares Outstanding. A quorum, which is a majority of the total shares outstanding as of the Record Date, must be present to hold the Meeting. A quorum is calculated based on the number of shares represented by Shareholders attending in person or by proxy. On February 26, 2007, 30,321,619 shares of Westamerica common stock were outstanding. We also count broker non-votes, which we describe below, as shares present or represented at the Meeting for the purpose of determining whether a quorum exists.

Required Votes – Election of Director Nominees. Each share is entitled to one vote, except in the election of Directors where a Shareholder may cumulate votes as to candidates nominated prior to voting, but only when a Shareholder gives notice of intent to cumulate votes prior to the voting at the Meeting. If any Shareholder gives such notice, all Shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of Directors to be elected, and the Shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. In the election of Directors, the nine nominees receiving the highest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum but they will not be voted for or against the election of that nominee.

Other Matters. Approval of any other matter considered at the Meeting will require the affirmative vote of a majority of the shares present or represented by proxy and voting at the Meeting.

Broker Non-Votes. Broker non-votes will be included as “present” for the purpose of determining the presence of a quorum. A broker non-vote occurs under the stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given on a timely basis. Brokers may vote at their discretion on routine matters, such as the election of Directors, but not on non-routine matters.

How You Can Vote. Record Holders may vote by proxy or in person at the Meeting. To vote by proxy, you may select one of the following options:

Vote by Telephone. You can vote your shares by telephone by calling the toll-free telephone number shown on your Proxy Card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the Shareholder by using individual control numbers, which you will find on your Proxy Card. If you vote by telephone, you should NOT return your Proxy Card.

Vote by Internet. You can choose to vote on the Internet. The website for Internet voting is shown on your Proxy Card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate the Shareholder by using individual control numbers, which you will find on your Proxy Card. If you vote on the Internet, you should NOT return your Proxy Card.

If you vote by telephone or Internet, your vote must be received by 1:00 a.m. Central Time, on April 26, 2007 to ensure that your vote is counted. For Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) participants, your vote must be received by 1:00 a.m. Central Time, on April 24, 2007.

Vote by Mail. If you choose to vote by mail, simply mark your Proxy Card, date and sign it, and return it in the postage-paid envelope provided.

We have been advised by counsel that these telephone and Internet voting procedures comply with California law.

Revocation of Proxy. Record Holders who vote by proxy, whether by telephone, Internet or mail, may revoke that proxy at any time before it is voted at the Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Meeting or sending a notice of revocation to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901; (b) voting at a later time by telephone or on the Internet prior to 1:00 a.m. Central Time, on April 26, 2007 (April 24, 2007 for ESOP participants); or (c) attending the Meeting in person and casting a ballot. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker or other nominee.

Additional Information

Householding. As permitted by the Securities Exchange Act of 1934 (the “Exchange Act”) only one copy of the Annual Report and the Proxy Statement is being delivered to Shareholders residing at the same address, unless such Shareholders have notified their bank, broker, Computershare Investor Services or other holder of record that they wish to receive separate mailings. If you are a beneficial holder and own your shares in street name, contact your broker, bank or other holder of record to discontinue householding and receive your own separate copy of Proxy Statements and Annual Reports in future years. If you are a registered holder and own your shares through Computershare Investor Services, contact Computershare toll-free at 877-588-4258 or in writing directed to Computershare Investor Services, 250 Royall Street, Mail Stop 1A, Canton, MA 02021 to discontinue householding and receive multiple Annual Reports and Proxy Statements in future years. To receive an additional Annual Report or Proxy Statement this year, contact Shareholder Relations at 707-863-6992.

At least one account at your address must continue to receive an Annual Report, unless you elect to receive future Annual Reports and Proxy Statements over the Internet. Mailing of dividends, dividend reinvestment statements, and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Report and Proxy Statement. Regardless of householding, each Shareholder will continue to receive a separate Proxy Card and return envelope.

Electronic Access to Proxy Materials and Annual Reports. This Proxy Statement and the 2006 Annual Report are available on the Corporation’s Internet site at www.westamerica.com/investor_relations/index.html. If you hold your Westamerica common stock in street name through a broker, a bank or other nominee, you may have the option of securing your Proxy Statement and Annual Report over the Internet. If you vote this year’s proxy electronically, you may also be able to elect to receive future Proxy Statements, Annual Reports and other materials electronically by following the instructions given by your bank, broker, or other holder of record when you vote.

Stock Ownership

Security Ownership of Certain Beneficial Owners. Based on Schedule 13G filings, Shareholders beneficially holding more than 5% of Westamerica common stock outstanding as of December 31, 2006, in addition to those disclosed in the Security Ownership of Directors and Management below, were:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
T. Rowe Price Associates, Inc.	Common	3,061,046	(1)	9.90
100 East Pratt Street
Baltimore, MD 21202-1009

Neuberger Berman, Inc.	Common	1,597,930	(2)	5.19
605 Third Avenue
New York, New York 10158

Barclays Global Investors, N.A.	Common	1,541,070	(3)	5.01
Barclays Global Fund Advisors
44 Fremont Street
San Francisco, CA 94105

(1)	The Schedule 13G disclosed that the reporting entity held sole voting power over 292,100 shares and sole dispositive power over 3,061,046 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	The Schedule 13G disclosed that the reporting entity held sole voting power over 40,960 shares, shared voting power over 1,236,000 shares and shared dispositive power over 1,597,930 shares.

(3)	The Schedule 13G disclosed that the reporting entity, through its subsidiaries Barclays Global Fund Advisors and Barclays Global Investors, NA, held sole voting power over 1,358,793 shares and sole dispositive power over 1,541,070 shares.

Security Ownership of Directors and Management. The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined below) by each of the current Directors, by the Chief Executive Officer (“CEO”), by the Chief Financial Officer (“CFO”), and by the three other most highly compensated executive officers during 2006, and by all Directors and Officers of the Corporation as a group as of February 26, 2007. For the purpose of the disclosure of ownership of shares by Directors and Officers below, shares are considered to be “beneficially” owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of February 26, 2007.

	Amount and Nature of Beneficial Ownership
Name and Address**	Sole Voting and Investment Power		Shared Voting and Investment Power		Right to Acquire Within 60 days of Feb. 26, 2007		Total (1)	Percent of Class* (2)
Etta Allen	10,744	(3)					10,744	*
Louis E. Bartolini	1,800						1,800	*
E. Joseph Bowler	17		25,867	(4)			25,884	0.1%
Arthur C. Latno, Jr.	3,238	(5)					3,238	*
Patrick D. Lynch	1,000						1,000	*
Catherine Cope MacMillan	6,100	(6)					6,100	*
Ronald A. Nelson	44,000						44,000	0.2%
David L. Payne	921	(7)	742,942	(8)	1,731,127		2,474,990	7.7%
Edward B. Sylvester	86,000						86,000	0.3%
Robert A. Thorson	859	(9)	3,159	(10)	78,026	(11)	82,044	0.3%
Jennifer J. Finger	1,127		866		155,817	(11)	157,810	0.5%
Frank R. Zbacnik	36		8,812		36,246	(11)	45,094	0.2%
Dennis R. Hansen	250		19,609		88,147	(11)	108,006	0.4%
All 14 Directors and Executive Officers as a Group	156,092		802,498		2,110,980		3,069,570	9.47%

*	Indicates beneficial ownership of less than one-tenth of one percent (0.1%) of the Corporation’s Common Stock.

**	The address of all persons listed is 1108 Fifth Avenue, San Rafael, CA 94901.

(1)	None of the shares held by the Directors and Officers listed above have been pledged.

(2)

In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)	Includes 10,350 shares held in a trust as to which Mrs. Allen is trustee.

(4)	Includes 25,867 shares held in trust as to which Mr. Bowler is co-trustee with shared voting and investment power.

(5)	Includes 1,115 shares owned by Mr. Latno’s wife as to which Mr. Latno disclaims beneficial ownership.

(6)	Includes 5,000 shares held in a trust as to which Ms. MacMillan is trustee.

(7)	Includes 921 shares held in a trust under the California Uniform Gift to Minors Act for which Mr. Payne is custodian.

(8)

Includes 528,837 shares owned by Gibson Radio and Publishing Company, of which Mr. Payne is President and Chief Executive Officer, as to which Mr. Payne disclaims beneficial ownership, and 203,116 shares held in a trust as to which Mr. Payne is co-trustee with shared voting and investment power.

(9)	Includes 830 shares held in trust under the California Uniform Gift to Minors Act to which Mr. Thorson is custodian.

(10)	Includes 2,859 shares held in a living trust as to which Mr. Thorson is co-trustee with shared voting and investment power.

(11)

During 1996, the Corporation adopted the Westamerica Bancorporation Deferral Plan (the “Deferral Plan”) that allows recipients of Restricted Performance Shares (“RPS”) to defer receipt of vested RPS shares into succeeding years. Amounts shown include RPS shares that have been deferred into the Deferral Plan for the following accounts in amounts of: Ms. Finger—19,780 shares; Messrs. Thorson—3,240 shares; Zbacnik—4,270 shares; and Hansen—5,210 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s Directors and Executive Officers and persons who own more than 10% of a registered class of the Corporation’s equity securities to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation, and to send a copy to the Corporation.

To the Corporation’s knowledge and based solely on a review of the copies of reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements were timely complied with by Westamerica’s officers and Directors.

BOARD OF DIRECTORS

Proposal 1 – Election Of Directors

Nine Directors have been nominated for election at the Meeting to hold office for the ensuing year and until their successors are elected and qualified. The Proxies will vote for the nine nominees named below unless you give different voting instructions on your Proxy Card. Each nominee is presently a Director of the Corporation and has consented to serve a new term. The Board does not anticipate that any of the nominees will be unavailable to serve as a Director, but if that should occur before the Meeting, the Board reserves the right to substitute another person as nominee. The Proxies will vote for any substitute nominated by the Board of Directors. The Proxies may use their discretion to cumulate votes for election of Directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion.

Nominees

The nominees for election as Directors are named and certain information with respect to them is given below. The information has been furnished to the Corporation by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

Name of Nominee	Principal Occupation	Director Since
Etta Allen	Mrs. Allen, 77, is President and owner of Allen Heating and Sheet Metal of Greenbrae, California, and President and owner of Sunny Slope Vineyard, Glen Ellen, California.	1988

Louis E. Bartolini	Mr. Bartolini, 74, retired in 1988 as a Vice President and financial consultant with Merrill Lynch, Pierce, Fenner & Smith, Inc. He currently devotes some of his time to serving on various community service boards.	1991

E. Joseph Bowler	Mr. Bowler, 70, retired in 2002 as Senior Vice President and Treasurer of Westamerica Bancorporation. Currently, he serves as a director and trustee of various non-profit community organizations.	2003

Arthur C. Latno, Jr.	Mr. Latno, 77, was an Executive Vice President for Pacific Telesis Group (formerly Pacific Telephone Co.) in San Francisco, California. Mr. Latno retired from that company in November of 1992. He currently devotes some of his time to serving on various community service boards.	1985

Patrick D. Lynch	Mr. Lynch, 73, currently serves as a consultant to several private high technology firms.	1986

Catherine Cope MacMillan	Ms. MacMillan, 59, is General Counsel for Nob Hill Properties, Inc., the owner of the Huntington Hotel in San Francisco, California. Prior to 2000, she was President and owner of the Firehouse Restaurant in Sacramento, California.	1985

Name of Nominee	Principal Occupation	Director Since
Ronald A. Nelson	Mr. Nelson, 64, was Executive Vice President of Charles M. Schulz Creative Associates, and a general partner in various Schulz partnerships through 1995. He has long been involved in the development of commercial property and also devotes time to personal investments and business consulting.	1988

David L. Payne	Mr. Payne, 51, is the Chairman of the Board, President and Chief Executive Officer of the Corporation. Mr. Payne is President and Chief Executive Officer of Gibson Printing and Publishing Company and Gibson Radio and Publishing Company, which are newspaper, commercial printing and real estate investment companies headquartered in Vallejo, California.	1984

Edward B. Sylvester	Mr. Sylvester, 70, is the President of Sylvester Engineering, Inc. which is a civil engineering and planning firm in Nevada City, California. Mr. Sylvester is also the chairman of Nevada County Broadcasters which owns radio stations in Nevada and Yuba counties.	1979

THE BOARD RECOMMENDS ELECTION OF ALL NOMINEES.

Board of Directors and Committees

Director Independence

The Board of Directors has considered whether any relationships or transactions related to a Director were inconsistent with a Director’s independence. Based on this review, the Board has determined that E. Allen, L.E. Bartolini, E.J. Bowler, A.C. Latno, Jr., P.D. Lynch, C.C. MacMillan, R.A. Nelson, C.R. Otto(1), and E.B. Sylvester are “independent Directors,” as defined in NASDAQ’S rules.

Meetings

The Corporation expects all board members to attend all meetings, including the Annual Meeting of Shareholders, except for reasons of health or special circumstances. Last year all ten Directors attended the Annual Meeting. The Board held a total of 11 meetings during 2006. Every Director attended at least 75% of the aggregate of: (i) the Board Meetings held during that period in which they served; and (ii) the total number of meetings of any Committee of the Board on which the Director served.

Committees of the Board

Executive Committee:

Members: D.L. Payne, Chairman; A.C. Latno, Jr., P.D. Lynch and E.B. Sylvester.

Number of Meetings in 2006: Ten

Functions: The Board delegates to the Executive Committee any powers and authority of the Board in the management of the business affairs of the Corporation, which the Board is allowed to delegate under California law.

Audit Committee:

Members: R.A. Nelson, Chairman; L.E. Bartolini, C.C. MacMillan and E.J. Bowler.

The Board of Directors has determined that all members are independent, as that term is defined by applicable rules of NASDAQ. The Board has also designated Mr. Nelson as the “Audit Committee financial expert” as defined by the rules of the SEC and is “financially sophisticated” under NASDAQ rules. In concluding that Mr. Nelson is the Audit Committee financial expert, the Board determined that he has:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and

•	an understanding of audit committee functions.

Designation of a person as an Audit Committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other Director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

(1)	Mr. Carl R. Otto passed away on February 11, 2007.

Number of Meetings in 2006: Five

Functions: The Audit Committee provides independent, objective oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independence and performance of the Corporation’s independent auditor as it performs audit, review or attest services, and the Corporation’s internal audit and control function. It selects and retains the independent auditors, reviews the plan and the results of the auditing engagement and acts pursuant to a written charter that was amended by the Board on January 25, 2007 and is attached as Exhibit A. The Audit Committee Report that follows below more fully describes the responsibilities and the activities of the Audit Committee.

Employee Benefits and Compensation Committee:

Members: P.D. Lynch, Chairman; E. Allen, A.C. Latno, Jr., and R.A. Nelson.

The Employee Benefits and Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised solely of Directors who are not current or former employees of Westamerica or any of its affiliates. They are independent as defined by NASDAQ rules.

Number of Meetings in 2006: Five

Functions: The Compensation Committee administers the Corporation’s stock option plan, the tax deferred savings and retirement plan and the profit sharing plan. It administers the Corporation’s compensation and reviews and reports to the Board the compensation level for executive officers, including the CEO, of the Corporation and its subsidiaries.

The Compensation Committee determines annual corporate performance objectives for equity compensation and cash bonuses and their related corporate, divisional and individual targets. Based on the CEO’s assessment of the extent, to which each executive officer met those objectives and targets, the Committee determines each executive officer’s annual equity compensation and cash bonus. The Compensation Committee also establishes the individual goals and targets for the CEO. All compensation recommendations of the Compensation Committee must be reviewed by the full Board of Directors. The role of the Compensation Committee is described in greater detail under the section entitled “Compensation Discussion and Analysis.”

The Compensation Committee does not have a charter, as it is not required by NASDAQ rules. The Compensation Committee has the authority to seek assistance from officers and employees of the Corporation as well as external legal, accounting and other advisors. It has not retained outside consultants for compensation advice, but can request assistance on an as needed basis. It does not delegate authority to anyone outside of the Compensation Committee. The Human Resources Department supports the Compensation Committee by fulfilling certain administrative duties regarding the compensation programs.

Nominating Committee:

Members: A.C. Latno, Jr., Chairman; P.D. Lynch, and E.B. Sylvester.

The Board of Directors has determined that all members are independent, as defined in the rules of NASDAQ.

Number of Meetings in 2006: One

Functions: The Nominating Committee is governed by a written charter which was amended January 25, 2007 and is attached as Exhibit B.

The Nominating Committee screens and recommends qualified candidates for Board membership. This Committee recommends a slate of nominees for each Annual Meeting. As part of that process, it evaluates and considers all candidates submitted by Shareholders in accordance with the Corporation’s bylaws, and considers each existing Board member’s contributions. The Committee applies the same evaluation standards whether the candidate was recommended by a Shareholder or otherwise.

Nominating Directors: The Nominating Committee will consider Shareholder nominations submitted in accordance with Section 2.14 of the Bylaws of the Corporation. That section requires, among other things, that nominations be submitted in writing and must be received by the Corporate Secretary at least 45 days before the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders. If the date for the current year’s Annual Meeting changes more than 30 days from the date on which the prior year’s meeting was held, the Corporation must receive notice a reasonable time before the Corporation mails its proxy materials for the current year.

Nominations must include the following information:

•	The name and address of proposed nominee;

•	The principal occupation of the nominee;

•	The total number of shares of capital stock of the Corporation that the Shareholder expects will be voted for the nominee;

•	The name and address of the notifying Shareholder; and

•	The number of shares of capital stock of the Corporation owned by the notifying Shareholder.

The Committee has specified the following minimum qualifications it believes must be met by a nominee for a position on the Board:

•	Appropriate personal and professional attributes to meet the Corporation’s needs;

•	Highest ethical standards and absolute personal integrity;

•	Physical and mental ability to contribute effectively as a Director;

•	Willingness and ability to participate actively in Board activities and deliberations;

•	Ability to approach problems objectively rationally and realistically;

•	Ability to respond well and to function under pressure;

•	Willingness to respect the confidences of the Board and the Corporation;

•	Willingness to devote the time necessary to function effectively as a Board member;

•	Possess independence necessary to make unbiased evaluation of management performance;

•	Be free of any conflict of interest that would violate applicable law or regulation or interfere with ability to perform duties;

•	Broad experience, wisdom, vision and integrity;

•	Understanding of the Corporation’s business environment; and

•	Significant business experience relevant to the operations of the Corporation.

Loan and Investment Committee:

Members: E.B. Sylvester, Chairman; E. Allen, C.R. Otto(1), A.C. Latno, Jr. and C.C. MacMillan.

Number of Meetings in 2006: Ten

Functions: This Committee reviews major loans and investment policies and monitors the Community Reinvestment Act compliance.

(1)	Mr. Carl R. Otto passed away on February 11, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The Compensation Committee governs the executive compensation program that combines three compensation elements: base salary, annual non-equity cash incentives, and long-term stock grants.

Several compensation philosophies and practices underlie this program:

•	Base salaries for participants in this program should be limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance.

•

Incentive compensation (annual non-equity cash incentives and long-term stock grants) is based on measurement of performance against pre-established objective measurable goals. Specific criteria for each objective are established for “threshold,” “target,” and “outstanding” performance. On any one measure, performance below “threshold” results in no credit for that objective. “Threshold” performance results in a 75% achievement, “target” performance results in 100% achievement, and “outstanding” performance results in 150% achievement. The performance achievement level determines the size of incentive compensation awards.

•

Short-term annual “target” non-equity cash incentives should bring total cash compensation (salary plus cash incentive) to average total cash compensation for the relevant job position. Actual cash incentives depend on achievement of corporate, divisional, and individual objectives. Above average performance, as measured by achievement of objectives, will result in above target cash incentives bringing total cash compensation above average through cash incentives, rather than base salary. This minimizes the effect of fixed base salary and clearly ties annual cash incentive amounts to achievement of objectives. Failure on a significant element of performance, especially the individual component, may result in no cash incentive. The cash incentive formula has the following components:

“Target”		Composite Corporate,		Cash
Cash	X	Divisional and Individual	=	Incentive
Incentive		Performance Level(1)		Award

•	Long-term incentive stock grants will be awarded to senior management if the corporate performance level is rated “threshold” or better. The purpose of long-term incentive grants is to:

•	motivate senior management to focus on long-term performance;

•	build equity ownership among Westamerica’s senior management;

•	link Shareholder interests to management incentives, and

•	create ownership mentality among senior management.

The size of stock grants is determined by Westamerica’s corporate performance. Specific criteria for each corporate objective are established for “threshold,” “target,” and “outstanding” performance. The level of performance determines the size of incentive compensation awards.

“Target”		Corporate		Stock
Stock	X	Performance	=	Grant
Grant		Level		Award

(1)

Weighting of objectives varies by position; higher level positions have higher relative weighting on corporate objectives, and divisional leadership positions will have significant weighting on divisional objectives.

Establishing Incentive Levels, Determining Objectives and Measuring Performance

In administering the executive compensation program, the Compensation Committee determines “target” incentives for each position annually, expressed as a percentage of base pay. The Compensation Committee exercises discretion in establishing “target” incentives in an effort to provide competitive pay practices while motivating and rewarding performance that benefits the Corporation’s long-term financial performance and Shareholder interests.

At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance objectives. In establishing corporate performance objectives, the Compensation Committee takes into consideration the current operating environment for the commercial banking industry as well as internal management policies and practices which would, in the Compensation Committee’s opinion, benefit the long-term interests of the Corporation and its Shareholders. The Compensation Committee monitors the banking industry’s operating environment throughout the ensuing year, and may exercise discretion in adjusting corporate performance objectives during the year.

The operating environment for the commercial banking industry is impacted by a myriad of factors including, but not limited to, local, national and global economic conditions, interest rate levels and trends, monetary policies of the Federal Reserve Board and its counterparts in other countries, fiscal policies of the United States government and other global political conditions, liquidity in capital markets, the demand for capital by commercial enterprises and consumers, new financial products, competitive response to changing conditions within the industry, trade balances, the changing values of real estate, currencies, commodities, and other assets, and other factors.

Management policies and practices the Board considers in establishing corporate performance objectives include, but are not limited to, management of the Corporation’s balance sheet and product pricing in a manner which will provide consistent growth in long-term financial results for Shareholders, growth in financial products offered by the Corporation’s, adherence to internal controls, management of the credit risk of Corporation’s loan portfolio, the results of internal, regulatory and external audits, service quality delivered to the Corporation’s customers, service quality of “back office” support departments provided to those offices and departments directly delivering products and services to the Corporation’s customers, maintenance of operating policies and procedures which remain appropriate for risk management in a dynamic environment, timely and efficient integration of acquired companies, operational efficiencies, and capital management practices.

RPS shares represent awards of Westamerica’s common stock subject to achievement of performance objectives established by the Compensation Committee. The Amended and Restated Plan of 1995 (“Amended Stock Option Plan”) defines the performance factors the Board must use in administering RPS grants as one or more of the following: earnings, diluted earnings per share, revenue and revenue per diluted share, expenses, share price, return on equity, return on equity relative to the average return on equity for similarly sized institutions, return on assets, return on assets relative to the average return on assets for similarly sized institutions, efficiency ratio (operating expenses divided by operating revenues), net loan losses as a percentage of average loans outstanding, nonperforming assets, and nonperforming assets as a percentage of total assets.

In addition to establishing corporate performance objectives, the Compensation Committee also establishes individual goals for the CEO. In regard to the other executives named in the accompanying tables, the CEO recommends divisional and individual performance objectives to the Compensation Committee, which considers, discusses, adjusts as necessary, and adopts such performance objectives.

At the beginning of each calendar year, the Compensation Committee reviews corporate, divisional, and individual performance against the performance objectives for the year just completed. After thorough review and deliberation, the Compensation Committee determines the recommended amount of individual cash incentives and stock-based incentive awards. The Compensation Committee reports such incentives to the Board of Directors. Meetings of the Compensation Committee and Board of Directors routinely occur in January, immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes.

Stock Grants

Long-term stock grants may only be awarded under Shareholder approved stock-based incentive compensation plans. The Amended Stock Option Plan was approved by Shareholders on April 24, 2003. The Amended Stock Option Plan amended the Corporation’s Stock Option Plan of 1995, which was previously approved by Shareholders on April 25, 1995. The Corporation’s Proxy Statement dated March 17, 2003, as filed with the Securities and Exchange Commission (the “SEC”) on that date, summarizes the Amended Stock Option Plan’s changes from the predecessor plan. Such changes included:

•	disallowing re-pricing stock options for poor stock performance;

•	limiting the number of shares that may be awarded, and;

•

requiring the Compensation Committee to meet the definition of independence to enable any award intended to qualify as “performance based compensation” to meet Section 162(m) of the Internal Revenue Code.

The Amended Stock Option Plan allows four types of stock-based compensation awards:

Incentive Stock Options (“ISO”) allow the optionee to buy a certain number of shares of Westamerica common stock at a fixed price which is established on the date of the option grant. ISOs are intended to meet the requirements of Section 422 of the Internal Revenue Code which provide advantages if certain conditions are met. If the optionee holds the acquired stock for the designated holding period, the optionee defers the timing of recognizing taxable income related to exercising the ISO. If the optionee complies with the ISO requirements, the Corporation does not receive a corporate tax deduction related to the shares issued.

Nonqualified Stock Options (“NQSO”) also give the optionee the option to buy a certain number of shares of Westamerica common stock at a fixed price which is established on the date of grant. Unlike ISOs, NQSO do not allow deferral of taxable income for the optionee. At the time NQSO are exercised, the optionee incurs taxable income equal to the spread between the exercise price and the market price of the stock, and the Corporation receives a corporate tax deduction in the same amount.

Stock Appreciation Rights (“SAR”) provide the holder a cash payment equal to the difference between the fair market value of the Corporation’s common stock on the date the SAR is surrendered and the fair market value of the Corporation’s common stock on the date the SAR was granted. The optionee incurs taxable income at the time the SAR is settled and the Corporation gets a corporate tax deduction in the same amount.

Restricted Performance Share Grants (“RPS”), as noted above, awards of the Corporation’s common stock is subject to the achievement of performance objectives. Award recipients receive shares at the end of the performance measurement period only if performance objectives are achieved. The number of shares received is subject to the level of performance achieved. The award recipient incurs taxable income at the time any RPS vests and the Corporation receives a corporate tax deduction in the same amount.

Determination of Awards to Grant

In determining which type of stock-based compensation awards to grant, the Compensation Committee considers the attributes of each form of incentive. For example, the ability to motivate management to make decisions based on the long-term interests of Shareholders, the desire to compensate with shares rather than cash, and the tax consequences of each type of award. The Compensation Committee retains the latitude to utilize all forms of incentives provided under the Amended Stock Option Plan. In the current and preceding years, the Compensation Committee has utilized NQSO and RPS based on the motivational aspects of stock price appreciation, the settlement in shares rather than cash, and the preservation of tax deductions for the Corporation. At February 26, 2007, the Corporation had no ISO or SAR awards outstanding.

Determination of Option Exercise Price

The Amended Stock Option Plan also requires the exercise price of each NQSO or ISO to be no less than one hundred percent (100%) of the fair market value of the Corporation’s common stock on the date of grant. As described above, the Amended Stock Option Plan does not allow re-pricing stock options for poor stock performance.

Stock-based compensation awards are submitted by the Compensation Committee to the full Board of Directors for review. As described above, these meetings have routinely occurred in the January immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes. The Compensation Committee meeting has routinely been held during the same week as the related Board of Directors meeting. These January meetings follow by no more than ten business days, the Corporation’s public disclosure of its financial earnings results for the preceding year. As a result, stock option grants are awarded, and the exercise price of such grants are determined, at a time when the Corporation has broadly disseminated its financial condition and current operating results to the public. The Corporation’s outstanding stock option grants are dated, and related stock option exercise prices are determined, on the January dates the Compensation Committee and Board of Directors meet approve such grants.(1)

Long-Term Incentive Attributes

The Board of Directors has designated the Compensation Committee as the administrator of the Amended Stock Option Plan. The Compensation Committee reports to the Board the terms and conditions of stock option awards. In carrying out this responsibility, the Compensation Committee designs such awards as long-term incentives. The terms and conditions of currently outstanding awards include:

•

NQSO vest one-third (1/3) on each anniversary of the grant date. As such, NQSO grants become fully vested over a three-year period. NQSO grants expire on the tenth anniversary of the grant date. The Corporation does not pay dividends on shares underlying NQSO grants until the optionee exercises the option and the shares are outstanding on a dividend record date.

(1)

Due to merger and acquisition activity, the Corporation converts stock option grants outstanding for acquired companies based on the terms and conditions of related merger agreements. The dating of such converted stock options generally remains as originally dated by the acquired company. As a result, the Corporation at times has options outstanding related to acquisitions with grant dates different from its routine stock option granting practices.

•

RPS awards vest three years following the grant date, only if corporate performance objectives are achieved over the three-year period. The Corporation does not pay dividends on RPS shares until vesting occurs and shares awarded become outstanding on a dividend record date.

Nonqualified Deferred Compensation Programs

The Corporation maintains nonqualified deferred compensation programs to provide senior and mid-level executives facilities to defer compensation in excess of the annual limits imposed on the Corporation’s “401(k)” plan. The Corporation believes these tax deferral programs enhance loyalty and motivate retention of executives. These programs allow executives to defer cash pay and RPS shares upon vesting. The programs also allow Directors to defer Director fees.

•

Cash pay deferred in the program accumulates in accounts in the names of the participating Directors and executives. The Corporation credits the balance of these accounts with interest using an interest rate that approximates the crediting rate on corporate-owned life insurance policies, which finance the cash pay deferral program. Deferrals and interest credits represent general obligations of the Corporation.

•

The common stock the Corporation issues to executives upon the vesting of RPS grants may be deferred into the program and deposited into a “Rabbi Trust.” Since these shares are outstanding shares of Corporation’s common stock, the Corporation pays dividends on these shares. The shares held in the “Rabbi Trust” are subject to claims by the Corporation’s creditors.

Compensation in the Event of a Change in Control

The banking industry has significant merger and acquisition activity. To promote retention of senior executives, unvested NQSO and RPS grants contain “change in control” provisions, which trigger full vesting upon a change in control.

The Corporation also maintains a Severance Payment Plan covering all employees to promote employee retention. The Severance Payment Plan provides salary continuation benefits for employees in the event of a change in control. The amount of salary continuation benefits is based on years of service and corporate title, but in no event exceed the equivalent of one times annual salary. All named executive officers are eligible for one year’s salary under the plan.

Employment Contracts

None of the executives named in the accompanying tables have employment contracts with the Corporation.

Other

Internal Revenue Code (“IRC”) Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation in any year with respect to certain of the Corporation’s highest-paid executives. Certain “performance-based compensation” is not counted toward this limit. The Corporation intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including Section 162(m), but reserves the right to pay compensation that is not deductible under Section 162(m).

Board Compensation Committee Report

We, the Compensation Committee of the Board of Directors of the Corporation, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December, 31, 2006.

Submitted by the Employee Benefits and Compensation Committee

Patrick D. Lynch, Chairman

Etta Allen

Arthur C. Latno, Jr.

Ronald A. Nelson

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries, or entered into (or agreed to enter into) any transaction or series of transactions with the Corporation or any of its subsidiaries with a value in excess of $120,000. None of the executive officers of the Corporation has served on the Board of Directors or on the Compensation Committee of any other entity, where one of that entity’s executive officers served either on the Board of Directors or on the Compensation Committee of the Corporation.

2006 Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2006 for the chief executive officer, chief financial officer and each of the other three most highly compensated executive officers as of the end of the last fiscal year. These persons are referred to as named executive officers elsewhere in this proxy statement.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)(6)	TOTAL
David L. Payne	2006	$371,000	$0	$1,128,333	$450,000	$0	$22,607	$1,971,940
Chairman,
President & CEO

Robert A. Thorson	2006	135,000	90,996	96,938	97,200	9,286	13,398	442,818
SVP & Chief
Financial Officer

Jennifer J. Finger	2006	129,996	124,328	128,450	96,800	7,124	18,315	505,013
SVP & Treasurer

Frank R. Zbacnik	2006	120,960	100,908	104,353	69,300	11,235	16,990	423,746
SVP & Chief
Credit Administrator

Dennis R. Hansen	2006	130,008	32,729	65,094	84,200	6,559	29,571	348,161
SVP

(1)

Stock awards represent RPS shares as described in Compensation Discussion & Analysis - Stock Grants. The amounts shown represent the amount of employee compensation expense recognized in the Corporation’s financial statements during 2006 for grants outstanding during 2006. The amount expensed is based on the market value of Westamerica common stock at December 31, 2006. The Corporation recognizes expense for RPS grants over each grant’s three-year vesting period.

(2)

The Corporation adopted the fair value recognition provisions of Financial Accounting Standards 123 (revised 2004) (“SFAS 123(R)”) on a modified retrospective basis effective January 1, 2006. The amounts shown represent the amount of employee compensation expense recognized in the Corporation’s financial statements during 2006 for unexercisable grants outstanding during 2006. The amount expensed is based on fair values determined at dates of grant. To derive the fair values, a trinomial option-pricing model was used. See Note 9 in the Corporation’s 2006 financial statements for the assumptions used and derived fair values.

(3)	The amounts shown are non-equity incentive compensation only. No interest or other form of earnings was paid on the compensation.

(4)

The amounts shown include earnings and investment performance on cash and equity compensation deferred under the Non Qualified Deferred Compensation Programs described on page 15. The amounts include: appreciation (depreciation) in the value of and dividends paid on common stock deferrals, and interest paid on deferred cash compensation to the extent the interest exceeds 120% of the long-term Applicable Federal Rates with compounding. The Corporation has no defined benefit pension plan. Mr. Payne has a pension agreement, which is discussed under “Pension Benefits.”

(5)

Each of the above named executive officers received less than $10,000 of aggregate perquisites and personal benefits, except Mr. Hansen who received a car allowance of $12,000. All other compensation includes company contributions to defined contribution plans (401(k) and Profit Sharing), and amounts added to taxable wages using IRS tables for the cost of providing group term life insurance coverage that is more than the cost of $50,000 of coverage. It also includes the dollar value of the benefit to Mr. Payne for the portion of the premium payable by the Corporation with respect to a split dollar life insurance policy (projected on an actuarial basis), and a bonus paid to Mr. Payne in the amount of his portion of the split dollar life insurance premium.

Based on the compensation disclosed in the Summary Compensation Table, approximately 24% of total compensation comes from base salaries. See Compensation Analysis and Discussion for more details.

Grants Of Plan-Based Awards Table for Fiscal Year 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Stock Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Share)(2)	Closing Market Price on Date of Grant ($/Share)	Grant Date Fair Value (3)
Name	Grant Date	Threshold $	Target $	Maximum $
David L. Payne	1/26/06	$0	$380,550	$570,825	—	0	—	—	—
	1/26/06	—	—	—	0	—	—	—	—

Robert A. Thorson	1/26/06	0	81,972	122,958	—	—	—	—	—
	1/26/06	—	—	—	—	18,437	$52.56	$53.69	$120,578
	1/26/06	—	—	—	2,030	—	0.00	—	108,991

Jennifer J. Finger	1/26/06	0	81,972	122,958	—	—	—	—	—
	1/26/06	—	—	—	—	22,600	52.56	53.69	147,804
	1/26/06	—	—	—	2,500	—	0.00	—	134,225

Frank R. Zbacnik	1/26/06	0	60,480	90,720	—	—	—	—	—
	1/26/06	—	—	—	—	18,437	52.56	53.69	120,578
	1/26/06	—	—	—	2,030	—	0.00	—	108,991

Dennis R. Hansen	1/26/06	0	73,854	110,781	—	—	—	—	—
	1/26/06	—	—	—	—	11,449	52.56	$53.69	74,876
	1/26/06	—	—	—	660	—	0.00	—	35,435

(1)	Includes RPS grants. There is no dollar amount of consideration paid by any executive officer on the grant or vesting date of an award.

(2)

Includes NQSO grants with an exercise price of not less than 100% of fair market value defined in the Amended Stock Option Plan as the mean of the high and low stock price on the day prior to the day on which the Board ratifies the grants.

(3)

The Corporation adopted the fair value recognition provisions of SFAS 123(R) effective January 1, 2006. Accordingly, the grant date fair value for NQSO awards are calculated in accordance with SFAS 123(R). RPS grants are valued at the closing market price on the date of grant.

The material terms of the NQSO’s listed in the table are as follows:

•	Options vest ratably over three years beginning one year from date of grant;

•	Options expire 10 years following grant date;

•	Exercise price is 100% of fair market value as defined in the Amended Stock Option Plan;

•	Dividends are not paid on unexercised options;

•	Vesting ceases upon termination of employment, whatever the reason;

•	Vested options may be exercised within 90 days of termination of employment and within one year upon death or disability; and

•	Accelerated vesting occurs upon dissolution or liquidation of the Corporation or sale of all assets to another corporation or a tender offer for 5% or more of outstanding stock.

The material terms of the RPS grants are as follows:

•	The performance and vesting period is three years;

•	Multiple performance goals are established by the Compensation Committee for each grant;

•	Compensation Committee may revise the goals upon significant events;

•	Three-year performance criteria are limited to those provided in the Amended Stock Option Plan, as described on page 13;

•	Accelerated vesting occurs upon dissolution or liquidation of the Corporation or sale of all assets to another entity or a tender offer for 5% or more of outstanding stock; and

•	No dividends are paid or accrued prior to delivery of shares.

Outstanding Equity Awards Table at Fiscal Year-End 2006

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David L. Payne	192,090	—	$32.79	1/21/08
	192,090	—	34.56	1/28/09
	261,500	—	24.00	1/25/10
	168,780	—	39.41	1/25/11
	250,000	—	38.74	1/23/12
	250,000	—	40.75	1/23/13
	166,667	83,333	49.61	1/22/14
	83,334	166,666	52.54	1/26/15

Robert A. Thorson	18,300	—	24.00	1/25/10
	11,510	—	39.41	1/25/11
	11,090	—	38.74	1/23/12
	11,770	—	40.75	1/23/13
	7,220	3,610	49.61	1/22/14
	4,800	9,600	52.54	1/26/15
	0	18,437	52.56	1/26/16	5,640	$285,553

Jennifer J. Finger	6,790	—	34.56	1/28/09
	24,026	—	24.00	1/25/10
	22,670	—	39.41	1/25/11
	21,840	—	38.74	1/23/12
	21,310	—	40.75	1/23/13
	11,534	5,766	49.61	1/22/14
	5,934	11,866	52.54	1/26/15
	0	22,600	52.56	1/26/16	7,750	392,382

Frank R. Zbacnik	9,360	4,680	49.61	1/22/14
	4,800	9,600	52.54	1/26/15
	0	18,437	52.56	1/26/16	6,290	318,462

Dennis R. Hansen	8,700	—	32.79	1/21/08
	13,200	—	34.56	1/28/09
	8,300	—	24.00	1/25/10
	11,510	—	39.41	1/25/11
	11,090	—	38.74	1/23/12
	10,820	—	40.75	1/23/13
	5,860	2,930	49.61	1/22/14
	3,000	6,000	52.54	1/26/15
	0	11,449	52.56	1/26/16	2,040	103,285

(1)

Option Awards vest ratably over three years beginning one year from date of grant. Options expiring in 2014 fully vest in January 2007. Options expiring in 2015 will fully vest in January 2008. Options expiring in 2016 fully vest in January 2009.

(2)

The RPS grants fully vest three years from date of grant if performance goals are met as follows: Ms. Finger – 2,700 shares vest in January 2007, 2,550 shares vest in January 2008 and 2,500 shares vest in January 2009; Messrs Thorson – 1,540 shares vest in January 2007, 2,070 shares vest in January 2008, and 2,030 shares vest in January 2009; Zbacnik – 2,190 shares vest in January 2007, 2,070 shares vest in January 2008 and 2,030 shares vest in January 2009; and Hansen – 710 shares vest in January 2007, 670 shares vest in January 2008 and 660 shares vest in January 2009.

Option Exercises And Stock Vested Table for Fiscal Year 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
David L. Payne	96,000	$2,652,777	—	—
Robert A. Thorson	—	—	1,670	$89,662
Jennifer J. Finger	1,800	28,223	3,330	178,787
Frank R. Zbacnik	17,300	146,079	2,700	144,963
Dennis R. Hansen	17,600	368,573	880	47,247

(1)	Represents RPS shares, all of which were deferred for two years or until termination under the Westamerica Deferral Plan.

Pension BenefitsTable (1)

Name	Plan Name	Present Value of Accumulated Benefit (2)
David L. Payne	Nonqualified Pension Agreement	$4,799,300

(1)

During 1997, the Corporation entered into a nonqualified pension agreement with Mr. Payne in consideration of Mr. Payne’s agreement that RPS awards granted in 1995, 1996 and 1997 would be canceled. In January 2000, the Compensation Committee, based on the Corporation’s achievement of certain performance goals which had first been established for Mr. Payne’s 1995, 1996 and 1997 RPS awards, determined Mr. Payne’s annual pension would be $511,950. The pension will be paid to Mr. Payne for 20 years commencing at age 55.

(2)

The discount rate used to determine the present value is 6.00%, as used by the Corporation in determining benefit obligations for its post employment retirement benefits as of December 31, 2006. The obligation is an unfunded general obligation of the Corporation.

Nonqualified Deferred Compensation Table for Fiscal Year 2006(1)

Name	Executive Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Withdrawals/ Distributions (4)	Aggregate Balance at Last Fiscal Year End
David L. Payne	$0	$0	$0	$0
Robert A. Thorson	122,322	33,197	(88,454)	693,749
Jennifer J. Finger	261,913	9,251	(24,648)	1,401,035
Frank R. Zbacnik	202,824	42,576	(4,687)	839,570
Dennis R. Hansen	88,565	21,019	(6,491)	630,877

(1)	Aggregate balance of deferred compensation reported as compensation prior to 2006 are as follows: Ms. Finger—$1,154,520; Messrs. Thorson––$626,684; Zbacnik—$598,856; and Hansen—$527,784.

(2)

The amounts included in the Summary Compensation Table for Fiscal Year 2006 on page 17 are as follows: Ms. Finger––$0; Messrs. Thorson––$36,000; Zbacnik—$0; and Hansen—$5,750. RPS deferred upon vesting in 2006 were recognized as compensation expense in the Corporation’s financial statements prior to 2006 and are therefore excluded from the Summary Compensation Table for Fiscal Year 2006. Non-equity incentive plan compensation deferred in 2006 was earned in 2005 and is therefore excluded from the Summary Compensation Table for Fiscal Year 2006.

(3)

Includes change in value of deferred RPS shares, dividends earned on deferred RPS shares, and interest earned on deferred cash compensation. The amounts included in Summary Compensation Table for Fiscal Year 2006 on page 17 are as follows: Ms. Finger—$7,124; Messrs. Thorson––$9,286; Zbacnik––$11,235; and Hansen—$6,559.

(4)	Includes dividends paid on deferred RPS shares and delivery of RPS shares pursuant to executives’ elections at the time of deferral.

Under the Westamerica Bancorporation and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”), officers and Directors may defer up to 100% of their Director’s compensation, salary and/or non-equity incentive compensation (cash bonus) into a nonqualified, unfunded deferred compensation program. The interest rate paid during 2006 was 7.5%. The interest rate may be changed annually. Interest is compounded semi-monthly. Participants chose from the following distribution commencement dates: termination of employment, January 1 following termination of employment, or a specific date at least five years from date of deferral. Payment is made in a lump sum unless the participant chooses a four-year, five-year, or ten-year annual installment.

Under the Deferral Plan, 100% of vested RPS shares may be deferred. Dividends paid on such issued and outstanding shares are paid in cash to the deferral participants, and are paid at the same rate as is paid to all other Shareholders. The distribution of deferred shares occurs at least two years after deferral, one month following termination, or the January 1 immediately following termination as elected by the participant at the time of deferral.

Potential Payments Upon Termination or Change In Control

Payments to be made to the named executive officers in the event of termination of employment or change in control are described below.

Termination

Vested options may be exercised within 90 days of termination and within one year of death or disability.

Deferred compensation account balances are distributed upon termination, the January 1 following termination, or a specific date at least five years from the date of deferral. Payment is made in a lump sum or in annual payments for four, five or ten years as elected by the participant at the time of deferral. RPS deferrals are delivered two years from date of deferral, one month following termination, or the January 1 immediately following termination as elected by the participant at the time of deferral.

Change in Control

A change in control is defined under the Amended Stock Option Plan as Shareholder approval of a dissolution or liquidation of the Corporation or a sale of substantially all of the Corporation’s assets to another corporation, or a tender offer for 5% or more of the Corporation’s outstanding common stock.

In the event of a change in control, unvested NQSOs and RPS immediately vest. The value of in-the-money options and RPS subject to accelerated vesting for each of the named executive officers is as follows: Ms. Finger: $398,264; Messrs. Payne: $85,000, Thorson: $289,235, Zbacnik: $323,236, and Hansen: $106,274. The value is computed by multiplying the difference between the market value on December 29, 2006, the last business day of 2006, and the exercise price of each option by the number of shares subject to accelerated vesting.

Under the Company’s Severance Payment Plan executive officers receive six weeks pay for every year or partial year of service up to a maximum of one year’s base salary (see Summary Compensation Table for Fiscal Year 2006 for annual base salary for all named executive officers). All named executive officers have met the service requirement for one year’s base salary. Severance pay is paid on a semi-monthly basis, but a lump sum may be paid at the discretion of the Corporation.

Director Compensation Table for Fiscal Year 2006

Name(1)	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	Total ($)
Etta Allen	$32,500	$23,541	$56,041
Louis E. Bartonini	26,500	282	26,782
E. Joseph Bowler	28,000	0	28,000
Arthur C. Latno, Jr.	34,500	0	34,500
Patrick D. Lynch	34,250	0	34,250
Catherine Cope MacMillan	32,500	0	32,500
Ronald A. Nelson	31,250	0	31,250
Carl R. Otto	29,500	5,170	34,670
Edward B. Sylvester	38,000	3,945	41,945

(1)

Outside Directors did not receive options or stock awards. During 2006, outside Directors of the Corporation each received an annual retainer of $14,000. Each outside Director received $1,000 for each meeting of the Board attended and $500 for each Committee meeting attended. The Chairman of each Committee received an additional $250 for each Committee meeting attended. All outside Directors are reimbursed for expenses incurred in attending Board and Committee meetings. The Chairman of the Board, David L. Payne, is compensated as an employee and does not receive an annual retainer or director’s fee. The Deferred Compensation Plan allows outside Directors to defer some or all of their Director compensation with interest earnings credited on deferred compensation accounts.

(2)

The amount shown is the interest on Nonqualified Deferred Compensation that exceeds 120% of the long-term Applicable Federal Rates, with compounding, on all cash compensation deferred in 2006 and in previous years.

Westamerica Bancorporation does not have a charitable donations program for Directors nor does it make donations on behalf of any Director(s). The Corporation may make a nominal donation through its Community Relations program to non-profit organizations where a Director(s) may have an affiliation.

Certain Relationships and Related Party Transactions

In accordance with the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest. Additionally, the Corporation’s Code of Conduct and Ethics provides rules that restrict transactions with affiliated persons.

Certain of the Directors, executive officers and their associates have had banking transactions with subsidiaries of the Corporation in the ordinary course of business. With the exception of the Corporation’s Employee Loan Program, all outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, did not involve more than a normal risk of collectibility, and did not present other favorable features. As part of the Employee Loan Program, all employees, including executive officers, are eligible to receive mortgage loans at one percent (1%) below Westamerica Bank’s prevailing interest rate at the time of loan origination. All loans to executive officers under the Employee Loan Program are made by Westamerica Bank in compliance with the applicable restrictions of Section 22(h) of the Federal Reserve Act.

INDEPENDENT AUDITORS

The Audit Committee intends to appoint KPMG LLP (“KPMG”) as the Corporation’s independent auditors for the 2007 fiscal year. KPMG has served as auditors of the Corporation since 1987. In making the determination to reappoint KPMG as the Corporation’s independent auditors, the Audit Committee will considered whether the providing of services by KPMG, other than audit services, is compatible with maintaining the independence of the outside auditors.

The Corporation expects representatives of KPMG to attend the Annual Meeting of Shareholders. KPMG will respond to appropriate questions from Shareholders and have the opportunity to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed to the Corporation by KPMG with respect to services performed for fiscal 2006 and 2005 are as follows:

	2006	2005
Audit fees(1)	$790,900	$800,000
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

	$790,900	$800,000

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Any accounting firm appointed by the Corporation reports directly to the Audit Committee.

The Audit Committee must pre-approve all auditing services and permitted non-audit services by its independent auditors and the fees to be paid by the Corporation for these services, except for those fees qualifying for the “de minimis exception” which provides that the pre-approval requirement for certain non-audit services may be waived if certain expressed standards and requirements are satisfied prior to completion of the audit. During fiscal year 2006, there were no non-audit services that were approved using this exception.

The Audit Committee may delegate to one or more members of the committee the authority to grant pre-approvals of non-audit services and fees. In such event, the decisions of the member or members of the committee regarding pre-approvals are presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved 100% of all services performed on behalf of the Corporation by KPMG during fiscal year 2006.

(1)

Audit fees consisted of fees billed by KPMG for professional services rendered for the audit of the Corporation’s consolidated financial statements, reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q, and the audit of the Corporation’s internal controls over financial reporting in 2006. The audit fees also relate to services such as consents, and audits of mortgage banking subsidiaries during fiscal 2006 and 2005.

AUDIT COMMITTEE REPORT

The material in this report is not soliciting material and is not deemed filed with the SEC. It is not incorporated by reference in any of the Corporation’s filings under the Securities Act of 1933 or the Exchange Act, whether made in the past or in the future even if any of those filings contain any general incorporation language.

The Audit Committee is composed of four Directors who are neither officers nor employees of the Corporation, and who meet the NASDAQ independence requirements for Audit Committee members. The Audit Committee selects, appoints and retains the Corporation’s independent auditors and is responsible for their compensation and oversight.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Corporation’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors. The auditors express an opinion on the conformity of the Corporation’s annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year 2006 and discussed them with management and with KPMG, the Corporation’s independent auditors.

Management represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management also represented that it performed an assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and that internal control over financial reporting was effective. The Audit Committee discussed with the auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, including the auditors’ judgment about the quality as well as the acceptability of the Corporation’s accounting principles, as applied in its financial reporting.

The auditors also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees). The Audit Committee discussed with auditors the firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Submitted by the Audit Committee

Ronald A. Nelson, Chairman

Louis E. Bartolini                                             E.J. Bowler                                Catherine C. MacMillan

SHAREHOLDER PROPOSAL GUIDELINES

To be considered for inclusion in the Corporation’s Proxy Statement and form of proxy for next year’s Annual Meeting, Shareholder proposals must be delivered to the Corporate Secretary of the Corporation, 1108 Fifth Avenue, San Rafael, CA 94901, no later than 5:00 p.m. on November 20, 2007. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s Meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to print and mail our Proxy Statement. All such proposals must meet the requirements of Rule 14a-8 under the Exchange Act.

In order for business, other than a Shareholder proposal submitted for the Corporation’s Proxy Statement, to be properly brought before next year’s Annual Meeting by a Shareholder, the Shareholder must give timely written notice to the Secretary of the Corporation. To be timely, written notice must be received by the Secretary of the Corporation at least 45 days before the anniversary of the day our Proxy Statement was mailed to Shareholders in connection with the previous year’s Annual Meeting. If the date of the current year’s Annual Meeting has been changed by more than 30 days, the deadline is a reasonable time before we begin to mail our Proxy Statement. A Shareholder’s notice must set forth a brief description of the proposed business, the name and residence address of the Shareholder, the number of shares of the Corporation’s common stock that the Shareholder owns and any material interest the Shareholder has in the proposed business.

Westamerica reserves the right to reject, to rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable legal requirements.

SHAREHOLDER COMMUNICATION TO BOARD OF DIRECTORS

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to: Kris Irvine, VP/Corporate Secretary, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94534. The Directors have established procedures for the handling of communications from Shareholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the responsibility of one of the Board Committees are to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any Director who wishes to review them.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically referred to in this proxy statement. If any other matters should properly come before the Meeting or any postponement or adjournment of the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment. If a nominee for director becomes unavailable to serve as a Director, the proxies will vote for any substitute nominated by the Board of Directors.

The Corporation will pay the cost of proxy solicitation. The Corporation has retained the services of Georgeson to assist in the proxy distribution at a cost not to exceed $2,000 plus reasonable out-of-pocket expenses. The Corporation will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise, for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine VP/Corporate Secretary

Dated : March 19, 2007

EXHIBIT A

WESTAMERICA BANCORPORATION

AUDIT COMMITTEE CHARTER

(Revised January, 2007)

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the Corporation’s financial statements, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independence, qualifications and performance of the Corporation’s registered public accounting firms performing audit, review or attest services and (4) the Corporation’s internal audit and control function. The Audit Committee shall prepare the report that the Securities and Exchange Commission (“SEC”) rules require be included in the Corporation’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

The function of the Audit Committee is oversight. Management is responsible for the preparation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting policies, and an appropriate internal control environment. Subject to appointment, review and oversight by the Audit Committee, the independent auditor is responsible for planning and conducting a proper audit of the Corporation’s internal control environment, annual financial statements, reviewing the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The members of the Audit Committee shall meet the independence requirements of the NASDAQ and the rules and regulations of the SEC and no member shall be an affiliated person (as defined in relevant SEC rules) of the Corporation or any of its subsidiaries, have participated at any time in the preparation of financial statements of the Corporation or any current subsidiary during the prior three years. Each member shall be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement and at least one member must have the additional financial sophistication as required by and as defined in the NASDAQ rules. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chairman of the Board. The Audit Committee shall have no fewer than three members.

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation (“independent auditor” or “independent auditors”), and each such registered public accounting firm must report directly to the Audit Committee. The Audit Committee shall be directly responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting.

The Audit Committee shall have the authority to retain independent legal, accounting or other advisors as it deems necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; compensation to any advisors employed by the Audit Committee; and ordinary administrative expenses that the Committee deems to be necessary or appropriate in carrying out its duties.

The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services and fees to be paid for such services to be performed for the Corporation by its independent auditor, subject to the limited de minimis exceptions for non-audit services described in Section 10A of the Securities Exchange Act, providing that compliance with the limitations and procedural requirements of Section 10A is fulfilled. The Audit Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals of non-audit services and fees. Any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall make regular reports to the Board.

The Audit Committee, to the extent that it deems necessary or appropriate shall:

Financial Statement and Disclosure Matters

1.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

2.	Review the annual audited financial statements with management and the independent auditor, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

3.	Review with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies; and review any reports prepared by or for management or the auditor with respect to these matters.

4.	Review with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5.	Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used;

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor;

(c) The matters required to be discussed by Statement on Auditing Standards Numbers 61 and 90, as they may be amended or supplemented, relating to the audit of the Corporation’s periodic reports; and

(d) Other material written communications between the independent auditor and management, such as any management letters or schedule of unadjusted differences.

6.	Meet periodically with management to review the Corporation’s major financial risk exposures and the policies and procedures that management utilizes to monitor and control such exposures.

7.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation’s response to that letter.

Such reviews should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

(b) Any changes required in the planned scope of the audit; and

(c) Any significant disagreements with management.

8.	The Committee shall discuss prior release by the Corporation the earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” or other non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies, if any, as well as any financial information which the Corporation proposes to provide to financial analysts and rating agencies (being mindful of the need to avoid violations of SEC Regulation FD which prohibits the selective disclosure of material information).

9.	The Committee shall discuss the quarterly and annual financial statements with the appropriate officers and/or employees of the Corporation and with the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.	Review the schedule of unrecorded adjustments to the Corporation’s financial statements and the reasons underlying the Corporation’s assessment of the immateriality of such adjustments.

Review prior to publication or filing and approve such other Corporation financial information, including appropriate regulatory filings and releases that include financial information, as the Committee deems desirable.

Review the adequacy of the Corporation’s system of internal accounting and financial control, including its “disclosure controls and procedures” and “internal control over financial reporting,” as defined in SEC Rules 13a-15(e) and 13a-15(f) under the Securities Exchange Act of 1934, and the Chief Executive Officer’s and Chief Financial Officer’s proposed disclosures and certifications with respect to these matters which are required to be included in the Corporation’s Annual and Quarterly Reports to the SEC on Form 10-K and Form 10-Q.

11.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

12.	Review the effect of regulatory and accounting initiatives on the financial statements of the Corporation.

13.	Review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” or other non-GAAP information).

14.	Obtain from management, review and approve, a description of issues and responses whenever a second opinion is proposed by management to be sought from another outside auditor.

15.	Annually review the quality of internal accounting and financial control, the auditor’s report or opinion thereon and any recommendations the auditor may have for improving or changing the Corporation’s internal controls, as well as management’s letter in response thereto and any other matters required to be discussed under Statement of Auditing Standards No. 61 (as it may be modified or supplemented).

16.	Review management’s proposed annual report on internal control over financial reporting and the report of the Corporation’s auditors which are required to be included in the Corporation’s 10-K pursuant to rules of the SEC.

Oversight of the Corporation’s Relationship with its Independent Auditors

17.	Review and evaluate the experience and qualifications of the lead members of each independent auditor’s team.

18.	Evaluate the performance and independence of each independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The opinions of management and the internal auditor shall be taken into consideration as part of this review.

19.	Receive and review a report from each independent auditor at least annually regarding the independent auditor’s independence and discuss such reports with the auditor. Ensure that each independent auditor submits a formal written statement, as required by the Independence Standards Board Standard No. 1, as it may be amended or supplemented, delineating all relationships between the independent auditor and the Corporation and a formal written statement of the fees billed by the independent auditor for each of the categories of services requiring separate disclosure in the annual proxy statement.

20.	Obtain and review a report from each independent auditor at least annually regarding the independent auditor’s internal quality control procedures. The report should include any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. Obtain auditor and review inspection reports issued by the PCAOB under Section 104 of the Sarbanes-Oxley Act.

21.	Meet with each independent auditor prior to the audit to review the planning and staffing of the audit.

22.	The Audit Committee shall advise the Board of its determinations regarding the qualification, independence and performance of each independent auditor.

23.	Annually require the independent auditor to confirm in writing its understanding of the fact that it is ultimately accountable to the Audit Committee.

24.	Require the independent auditor to rotate every five years the lead or coordinating audit partner in charge of the Corporation’s audit and the audit partner responsible for reviewing the audit.

25.	Periodically consider the advisability of rotating the independent audit firm to be selected as the Corporation’s independent auditors. The Audit Committee should present its conclusions with respect to the independent auditor to the full Board.

Oversight of the Corporation’s Internal Audit Function

26.	Review the appointment and replacement of the senior internal auditing executive.

27.	Review any reports to management prepared by the internal auditing department and management’s responses.

28.	Review with each independent auditor, management and the senior internal auditing executive the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

29.	Obtain from each independent auditor assurance that the auditor has complied with its obligations under Section 10A of the Securities Exchange Act.

30.	Obtain reports from management and the Corporation’s senior internal auditing executive that the Corporation’s subsidiary affiliated entities are in conformity with applicable regulatory and legal requirements and the Corporation’s code of ethics.

31.	Advise the board with respect to the Corporation’s compliance with the Corporation’s Code of Ethics for Chief Executive Officer and Senior Financial Officers.

32.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

33.	Discuss with management and each independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

34.	Review with appropriate members of management or appropriate legal counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

35.	Review for approval or disapproval all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interests.

36.	In the event the Committee is made aware of any allegation of fraud relating to the Corporation and/or any of its officers, Directors or employees that the Committee deems could be material to the Corporation’s business or operations, the Committee shall (i) convene a meeting of the Committee to review such allegation and (ii) if the Committee deems it necessary or advisable, it shall engage independent counsel to assist in an investigation, including, if the Committee and such counsel deem it necessary or advisable, an investigation to determine whether such allegation implicates any violation of Section 10A of the Exchange Act. If pursuant to such investigation the Committee discovers that a material fraud has occurred, the Committee shall (i) assess the Corporation’s internal controls and implement such remedial measures as it determines necessary or advisable, (ii) take appropriate action against the perpetrator(s) of such fraud and (iii) cause the Corporation to make appropriate disclosures relating to the matter in the Corporation’s periodic reports filed with the Commission or otherwise.

37.	The Committee shall also be designated as the committee of the Board of Directors that shall receive, review and take action with respect to any reports by attorneys, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, of evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Corporation or one of its agents.

38.	Meet at least annually in separate executive sessions with each of the Corporation’s Chief Executive Officer, senior internal audit executive and the Corporation’s independent auditor; and, each person shall have free and direct access to the Committee and any of its members.

39.	Prior to the beginning of each fiscal year, the Chair of the Committee shall draft a proposed schedule of the Committee’s activities for the coming year, and the times at which such activities shall occur, which shall be submitted to the Committee for its review and approval, with such changes as the Committee shall determine to be appropriate.

40.	Annually review and reassess the adequacy of this Charter and any bylaw of the Corporation which relates to the Audit Committee, and recommend any proposed changes to the Board for approval.

EXHIBIT B

WESTAMERICA BANCORPORATION

NOMINATING COMMITTEE CHARTER

Adopted February 26, 2004

Amended and Restated January 25, 2007

Purpose

This charter (“Charter”) governs the operations of the Nominating Committee (“Committee”) of the Board of Directors (“Board”) of Westamerica Bancorporation (“Corporation”). The Committee has been appointed by the Board to assist in fulfilling the Board’s oversight responsibilities by identifying qualified individuals to become Board members; recommending to the Board director nominees to fill vacancies on the Board; recommending a slate of nominees for election or re-election for the next annual meeting of Shareholders.

Composition

The Committee shall be comprised of at least three Directors. All members of the Committee shall meet the independence requirements of and satisfy any other criteria imposed on members of the Committee pursuant to the federal securities laws and the rules and regulations of the Securities and Exchange Commission, California state law and The NASDAQ Stock Market (“NASDAQ”).

The qualifications of individuals to serve on the Committee shall be determined by the Board and all members shall be appointed annually by the Board. The Committee may form and delegate authority to subcommittees when appropriate. The Committee shall be subject to the provisions of the Corporation’s bylaws relating to committees of the Board, including those provisions relating to removing committee members and filing vacancies.

Responsibilities

The Committee shall be responsible for screening and recommending qualified candidates to the Board for membership. The Committee shall annually recommend a slate of Director nominees to be submitted for election at each annual meeting of Shareholders. The Committee will evaluate and consider all candidates submitted by Shareholders in accordance with the Corporation’s bylaws. The Committee will consider persons recommended by Shareholders in the same manner as Committee-recommended nominees. The Committee will carefully consider each existing board member’s contributions to evaluate his or her performance as a Director prior to recommending for re-nomination each year.

For the purpose of identifying nominees for the Board, the Committee will rely on personal contacts, the expertise of management and the corporate staff, other members of the Board and as deemed appropriate, and may engage a professional search firm if the Committee deems it appropriate to do so. The Corporation shall provide for appropriate funding, as determined by the Nominating Committee, for payment of compensation to any advisors employed by the Nominating Committee; and ordinary administrative expenses that the Committee deems to be necessary or appropriate in carrying out its duties. The Committee or a member or members of the Committee designated by the Committee will interview all candidates.

B-1

The Committee shall be responsible for assessing the appropriate balance of skills required of Board members. The Committee may also seek to recommend candidates with specific attributes, allowing the Board to comply with industry specific and other rules and regulations.

The Committee will perform other functions as may be assigned by the Board, or may be required by federal securities laws, rules and regulations of the SEC, the State of California, or NASDAQ.

The Committee will periodically review and make recommendations regarding the appropriate size of the Board. The Committee will periodically review and make recommendations regarding the Director retirement age policy. The Committee will also periodically make recommendations to the Board with respect to the compensation of Board members.

The Committee will review and re-assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings

The Committee will meet at least once per year or on a more frequent basis as necessary to carry out its responsibilities. Upon the request of the Board, the Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with the Board.

B-2

WESTAMERICA BANCORPORATION

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

XXXXXXXXXXXXXX

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2007.

Vote by Internet

Log on to the Internet and go to

www.computershare.com/expressvote

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

123456

C0123456789 12345

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:

For Withhold

For Withhold

For Withhold

01 - E. Allen

02 - L. Bartolini

03 - E.J. Bowler

04 - A. Latno, Jr.

05 - P. Lynch

06 - C. MacMillan

07 - R. Nelson

08 - D. Payne

09 - E. Sylvester

+

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title. Receipt is hereby acknowledged of the Proxy Statement for the Meeting and the Corporation’s Annual Report for 2006.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890

J N T

9 0 C V

0 1 1 9 6 3 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

Dear Participant: March 19, 2007

As a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (the “Plan”), you have an interest in the Annual Meeting of Shareholders of Westamerica Bancorporation which will be held on Thursday, April 26, 2007 (the “Meeting”). You may direct the Trustee of the Plan how to vote all full and fractional shares of Westamerica Bancorporation stock standing to the credit of your individual account(s) (from the Supplemental Retirement Plan Account, Employer Matching Contributions and Employee Contributions) as of February 26, 2007.

For your information, we sent to your household a copy of the Proxy Statement and the Annual Report supplied to shareholders of Westamerica Bancorporation. The Proxy Statement describes one proposal to be voted on by the shareholders of Westamerica Bancorporation at the meeting. The Board of Directors of Westamerica Bancorporation recommends a vote FOR ALL NOMINEES. Please instruct the Trustee how to vote on this proposal by indicating your selection on the reverse of this Proxy card.

If the Trustee does not receive written instructions from you before 1:00 a.m., Central Time. on April 24, 2007, it will vote all the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received. Under the terms of the Plan, with respect to fractional shares in plan accounts (from the Supplemental Retirement Plan Account, Employer Matching Contribution and Employee Contributions), the Trustee may pool the results of instructions received from all participants to whom fractional shares have been allocated and vote such shares accordingly.

The Trustee may also use its discretion in voting on any other business which may properly be brought before the Meeting (or any postponement or adjournment thereof) that was not specified in the Notice of Annual Meeting of Shareholders. Please instruct the Trustee how to vote your shares. A return envelope is enclosed for your convenience.

Sincerely yours,

Kris Irvine

VP/Corporate Secretary.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

WESTAMERICA BANCORPORATION

Proxy — Westamerica Bancorporation Voting Instructions

TO THE TRUSTEE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION

For the Annual Meeting of Shareholders on April 26, 2007.

The undersigned holder hereby authorizes and instructs the Trustee of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan to represent and vote, as designated below, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California at 11:00 a.m. Pacific Time on Thursday, April 26, 2007 and any postponement or adjournment thereof.

These voting instructions to the Trustee, when properly executed, will be voted as directed herein by the undersigned shareholder. If no instructions are received, the Trustee will vote all of the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received. The Trustee may vote according to its discretion on any other matter which may properly come before the meeting.

PLEASE MARK, SIGN, DATE, AND MAIL THESE VOTING INSTRUCTIONS PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)

WESTAMERICA BANCORPORATION

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

XXXXXXXXXXXXXX

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2007.

Vote by Internet

Log on to the Internet and go to

www.computershare.com/expressvote

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:

For Withhold

For Withhold

For Withhold

01 - E. Allen

02 - L. Bartolini

03 - E.J. Bowler

04 - A. Latno, Jr.

05 - P. Lynch

06 - C. MacMillan

07 - R. Nelson

08 - D. Payne

09 - E. Sylvester

+

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title. Receipt is hereby acknowledged of the Proxy Statement for the Meeting and the Corporation’s Annual Report for 2006.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890

J N T

9 0 C V

0 1 1 9 6 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

Meeting Ticket Request Instructions

WESTAMERICA BANCORPORATION ANNUAL MEETING OF SHAREHOLDERS

11:00 A.M. PACIFIC TIME, THURSDAY, APRIL 26, 2007, FAIRFIELD CENTER FOR CREATIVE ARTS, FAIRFIELD, CALIFORNIA

You can avoid registration lines by obtaining tickets in advance. If you plan to attend the Meeting, please mark the “I Plan to Attend the Meeting” box on your Proxy Card and return it in the enclosed preaddressed return envelope to Computershare Investor Services, P.O. Box 43102, Providence RI 02940-5068. You will be mailed a ticket entitling admission.

Because of seating limitations, your ticket is valid for admission of up to two people. If you desire additional tickets, please call Westamerica Bancorporation at (707) 863-6809.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

WESTAMERICA BANCORPORATION

Proxy — Westamerica Bancorporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION

for the Annual Meeting of Shareholders on April 26, 2007

The undersigned holder hereby authorizes A. Latno, Jr., R. Nelson and E. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California at 11:00 a.m. Pacific Time on Thursday, April 26, 2007 upon the matters set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR all nominees and in the discretion of the Proxies on all other matters which may properly come before the meeting.

PLEASE MARK, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)